CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-141734 Post-Effective Amendment No. 1 to Form SB-2 on Form S-3 of our report dated March 20, 2014 relating to the consolidated financial statements of China Pharma Holdings, Inc. and subsidiaries as of and for the year ended December 31, 2013 appearing in this Annual Report on Form 10-K of China Pharma Holdings, Inc. for the year ended December 31, 2013.

/s/ ARSHAK DAVTYAN, CPA

Montreal, Canada
March 20, 2014